     As filed with the Securities and Exchange Commission on May 24, 1999

                                                    Registration No. 333-_______

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                               ------------------

                                 TUBOSCOPE INC.
             (Exact name of registrant as specified in its charter)


          Delaware                                      76-0252850
(State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                   Identification No.)


                               2835 Holmes Road
                             Houston, Texas 77051
                                (713) 799-5100
                       (Address, including zip code, and
                    telephone number, including area code,
                      of registrant's principal executive
                                   offices)

                              ------------------

          THE AMENDED 1996 EQUITY PARTICIPATION PLAN OF TUBOSCOPE INC.

                              (Full title of Plan)

                               ------------------

        JAMES F. MARONEY, III, ESQ.                        Copy to:
Vice President, Secretary and General Counsel       REGINA M. SCHLATTER, ESQ.
              Tuboscope Inc.                            Latham & Watkins
             2835 Holmes Road                  650 Town Center Drive, Suite 2000
            Houston, Texas 77051                  Costa Mesa, California 92626
              (713) 799-5100                             (714) 540-1235

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------
                                                               Proposed
                                            Proposed           Maximum
Title of Each Class     Amount              Maximum           Aggregate        Amount of
 of Securities to       to be            Offering Price        Offering      Registration
   be Registered     Registered (1)      Per Share (2)        Price (2)           Fee
----------------------------------------------------------------------------------------------
Common Stock,        2,250,000 shares        $9.378          $21,101,368         $5,866
$0.01 par value
----------------------------------------------------------------------------------------------

(1) The Amended 1996 Equity Participation Plan of Tuboscope Inc. (the "Plan") authorizes the issuance of a maximum of 3,450,000 shares of common stock, par value $0.01 per share, of Tuboscope Inc. (the "Company") (the "Common Stock"), of which 2,250,000 shares are being registered hereunder. Of the 2,250,000 shares being registered hereunder, 1,480,579 shares are subject to presently outstanding options granted under the Plan and 769,421 are available for future grants thereunder.
(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, and based on the per share weighted exercise price ($7.61) of previously granted options exercisable for 1,480,579 shares, plus the average of the high and low sales price of the Common Stock, as reported on the New York Stock Exchange on May 19, 1999 ($12.78125), as to the 769,421 shares available for future grants under the Plan.

================================================================================
Proposed sale to take place as soon after the effective date of the Registration
           Statement as options granted under the Plan are exercised.

                                     PART I

     The information called for in Part I of Form S-8 is not being prepared with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                    PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

REGISTRATION OF ADDITIONAL SECURITIES
-------------------------------------

     By a Registration Statement on Form S-8 filed with the Commission on June 5, 1996, Registration File No. 333-05233 (the "Prior Registration Statement"), the Company previously registered 1,200,000 shares of the Common Stock of the Company reserved for issuance from time to time in connection with the Plan. The Plan authorizes the issuance of up to 3,450,000 shares of Common Stock. Under this Registration Statement, the Company is registering the additional 2,250,000 shares of Common Stock issuable under the Plan. The contents of the Prior Registration Statement are incorporated by reference herein.

Item 5.  Interests of Named Experts and Counsel

     The consolidated financial statements and schedules of the Company appearing in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements and schedules are, and audited financials and schedules to be included in subsequently filed documents will be, incorporated herein on reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and schedules (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

Item 8.  Exhibits

     See Index to Exhibits on page 4.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 13th day of May, 1999.

                            Tuboscope Inc., a Delaware corporation


                            By:  /s/ James F. Maroney, III
                                 ---------------------------------------------
                                             James F. Maroney, III
                                 Vice President, Secretary and General Counsel


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes and appoints James F. Maroney, III as attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                                   Date
---------                     -----                                   ----
/s/ L.E. Simmons              Chairman of the Board                   May 13, 1999
----------------------------
L.E. Simmons

/s/ John F. Lauletta          President, Chief Executive Officer      May 13, 1999
----------------------------  and Director (Principal Executive
John F. Lauletta              Officer)

/s/ Joseph C. Winkler         Executive Vice President, Chief         May 13, 1999
----------------------------  Financial Officer and Treasurer
Joseph C. Winkler             (Principal Finance and Accounting
                              Officer)

/s/ Jerome R. Baier           Director                                May 13, 1999
----------------------------
Jerome R. Baier

/s/ Eric L. Mattson           Director                                May 13, 1999
----------------------------
Eric L. Mattson

/s/ Jeffery A. Smisek         Director                                May 13, 1999
----------------------------
Jeffery A. Smisek

/s/ Douglas E. Swanson        Director                                May 13, 1999
----------------------------
Douglas E. Swanson

                               INDEX TO EXHIBITS

EXHIBIT                                                                                           PAGE
-------                                                                                           -----
 4.3      Registration Rights Agreement dated May 13, 1988 among the Company, Brentwood           (Note 1)
          Associates, Hub Associates IV, L.P., and the investors listed therein.

 4.4      Purchase Agreement dated as of October 1, 1991 between the Company and Baker Hughes     (Note 2)
          Incorporated regarding certain registration rights.

 4.5      Exchange Agreement, dated as of January 3, 1996, among the Company and Baker Hughes     (Note 3)
          Incorporated.

 4.6      Registration Rights Agreement dated April 24, 1996 among the Company, SCF III, L.P.,    (Note 4)
          D.O.S. Partners L.P., Panmell (Holdings), Ltd. and Zink Industries Limited.

 4.7      Registration Rights Agreement dated March 7, 1997 among the Company and certain         (Note 5)
          stockholders of Fiber Glass Systems, Inc.

 4.8      Warrant for the Purchase of Shares of Common Stock Expiring December 31, 2000           (Note 4)
          between the Company and SCF III, L.P. regarding 2,533,000 shares, dated January 3,
          1996.

 4.9      Warrant for the Purchase of Shares of Common Stock expiring December 31, 2000           (Note 3)
          between the Company and Baker Hughes Incorporated regarding 1,250,000 shares, dated January 3, 1996.

 4.10     Indenture, dated as of February 25, 1998, between the Company, the Guarantors named     (Note 6)
          therein and The Bank of New York Trust Company of Florida as trustee, relating to
          $100,000,000 aggregate principal amount of 7 1/2% Senior Notes due 2008; Specimen
          Certificate of 7 1/2% Senior Notes due 2008 (the "Private Notes"); and Specimen
          Certificate at 7 1/2% Senior Notes due 2008 (the "Exchange Notes").

 5.1      Opinion of Latham & Watkins                                                             5

23.1      Consent of Latham & Watkins (included in Exhibit 5.1)                                   5

23.2      Consent of Ernst & Young LLP                                                            6

24.1      Powers of Attorney (included on signature page to this Registration Statement).         -

------------------
Note 1 Incorporated by reference to the Company's Registration Statement on Form S-1 (No. 33-31102).

Note 2 Incorporated by reference to the Company's Registration Statement on Form S-1 (No. 33-43525).

Note 3 Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

Note 4 Incorporated by reference to the Company's Current Report on Form 8-K filed on January 16, 1996.

Note 5 Incorporated by reference to the Company's Current Report on Form 8-K filed on March 19, 1997, as amended by Amendment No. 1 filed on May 7, 1997.

Note 6 Incorporated by reference to the Company's Registration Statement on Form S-4 (No. 333-51115).